PRESS RELEASE
WESTERN MICRO-------------------------------------------------------------------


FOR MORE INFORMATION CONTACT:
P. Scott Munro                            Sandra M. Salah
President and CEO                         Vice President, Corporate Relations
Western Micro Technology, Inc.            Western Micro Technology, Inc.
408-341-4767                              408-341-4712
smunro@westernmicro.com                   ssalah@westernmicro.com


                  WESTERN MICRO TECHNOLOGY ANNOUNCES THIRTY DAY
                        EXTENSION TO AGREEMENT TO ACQUIRE
                 STAR MANAGEMENT SERVICES' DISTRIBUTION BUSINESS

Campbell, California, July 23, 1997 -- Western Micro Technology, Inc. (Nasdaq National Market - WSTM), a leading midrange systems distributor, announced today that it has agreed with the shareholders of Star Management Services, Inc. to extend the closing date of the proposed acquisition announced in the previous release dated June 4th, 1997, to August 31st, 1997.

"The extension will allow us the opportunity to integrate the two organizations seamlessly and ensure the most optimal financing is used to close this transaction," said Scott Munro, President and CEO of Western Micro.

"In a transaction of this kind, there's quite a bit of involvement behind the scenes, and it is our intention to make certain all necessary steps are taken to maximize this opportunity," stated Harvey Najim, President and CEO of Star Management Services.

Western Micro distributes a full line of IBM products, including RS/6000, RS/6000 SP, AS/400 Advanced Series, PC's and ThinkPads*, Software (ADSM, Lotus Notes, DB2, Tivoli, Internet), Storage, Networking and Printers. Star Companies will add a number of leading hardware and software solutions to Western Micro's offerings. These include Motorola and Telxon networking and wireless products, as well as Internet solutions for the AS/400.

Western Micro Technology is an innovative, value-added distributor providing solutions, sales and services to VARs, System Integrators and OEMs. Western Micro excels as the distributor of choice of the sophisticated, high-level VARs who insist on working with the best products supported by top-notch technical and marketing professionals. Leading manufacturers such as IBM, NCR, Data General, Unisys and SCO have established strong business relationships with Western Micro. In turn, Western Micro provides its customers with the dedicated sales, marketing, financial and technical capabilities necessary to support these world class product lines. For further information, visit our web site at www.westernmicro.com.

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Star Management Services is the holding company for Sirius Computer Solutions,
Star Data Systems, and I-Net Systems. This family of companies acts as a value-added distributor for high technology midrange solutions in the IBM AS/400 and RS/6000 systems market. By focusing on midrange servers, wireless technology, networking, data communications, and Internet products, Star provides its Solution Providers with the products and technologies they need to be successful. Star supports its Solution Providers with technical configuration assistance, financing, marketing, and Internet support. For further information, visit the Star web site at www.sirius-mir.com.

When used in this disclosure, the words "estimate", "project", "intend", "expect" and similar expressions are used to identify forward-looking statements. Such statements are subject to risks and uncertainties that could cause actual results to differ materially. For a discussion of certain of such risks, see "Factors Affecting Future Results" contained within the Company's documents filed quarterly with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date hereof. There can be no assurances that the transaction described above will be completed since it is subject to a number of contingencies. The Company undertakes no obligation to publicly release updates or revisions to these statements.


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Western Micro Technology, Western Micro, and the Western Micro logo are registered trademarks of Western Micro Technology, Inc. IBM AS/400, RS/6000, RS/6000 Scaleable POWERparallel, and ThinkPads are trademarks or registered trademarks of International Business Machine Corporation. All other company and/or product names are respective property of their prospective holders and should be treated as such.


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